Exhibit 10.22

THE TC PIPELINES GP, INC.

SHARE UNIT PLAN

FOR NON-EMPLOYEE DIRECTORS (2007)

Section 1       Purpose

The Share Unit Plan for Non-Employee Directors (2007) (the “Plan”) is intended to enhance the ability of TC PipeLines GP, Inc. (the “General Partner”) to attract and retain high quality individuals to serve as members of the Board and to promote a greater alignment of interests between non-employee members of the Board and unitholders of the Partnership.  The Plan is effective as of October 18, 2007.

Section 2       Definitions

For the purposes of the Plan:

(a)                                  “Affiliate” With respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

(b)                                 “Agreement” means, with respect to a particular Eligible Director or Participant, the written agreement, as amended from time to time, entered into between the General Partner and such Eligible Director pursuant to Section 5 hereof, substantially in the form of agreement set out in Appendix A attached hereto;

(c)                                  “Aggregate Purchase Price” has the meaning assigned thereto in Section 8.6 hereof;

(d)                                 “Annual Retainer Fee” means the portion, expressed in dollars, of the annual retainer fee, annual committee chair retainer fee and the annual Board and committee attendance fee, which would, but for the Plan, be payable in cash by the General Partner to an Eligible Director for approximately one year of service as a member of the Board beginning on the date of the annual meeting of the General Partner at which the Board is elected and ending on the date immediately preceding the date of the following annual meeting of the General Partner, and for greater certainty, Annual Retainer Fee shall exclude amounts received by an Eligible Director as a reimbursement for expenses incurred in attending meetings and any other fee which may be payable by the General Partner to an Eligible Director;

(e)                                  “Beneficiary” means an individual who, on the date of a Participant’s death, is the person who has been designated in accordance with Section 13.1 hereof and the laws applicable to the Plan, or where no such individual had been validly designated by the Participant, or where the designated individual does not survive the Participant, the Participant’s legal representative;

(f)                                    “Board” means the Board of Directors of the General Partner;

(g)                                 “Broker” has the meaning assigned thereto in Section 11.1 hereof;

(h)                                 “Common Unit” means a common unit representing a limited partnership interest in TC PipeLines, LP (the “Partnership”), or any subsequent security to which the Common Units have been converted, exchanged or changed as reasonably determined by the Board;

(i)                                     “Eligible Director” has the meaning assigned thereto in Section 4 hereof;

(j)                                     “Entitlement Date” has the meaning assigned thereto in Section 8.1 hereof as it may be adjusted pursuant to Section 8.2 hereof;

(k)                                  “Fair Market Value” of a Common Unit means, as of any date, the value of Common Unit determined as follows:

(A)          If the Common Unit is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such unit (or the closing bid, if no sales were reported) as quoted on such exchange or system for the market trading day on the time of determination (or if that is not a trading day, the most recently concluded trading day) as reported in The Wall Street Journal or such other source as the Board deems reliable;

(B)           If the Common Unit is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Common Unit shall be the mean between the high bid and low asked prices for the Common Unit for the market trading day on the time of determination (or if that is not a trading day, the most recently concluded trading day), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(C)           In the absence of an established market for the Common Unit, the Fair Market Value thereof shall be determined in good faith by the Board.

(l)                                     “Participant” means an Eligible Director who has been credited Share Units under the Plan;

(m)                               “Plan” means The TC PipeLines GP, Inc. Share Unit Plan for Non-Employee Directors (2007), as amended and restated from time to time;

(n)                                 “Price per Common Unit” has the meaning assigned thereto in Section 8.6 hereof;

(o)                                 “Payment Period” means any of the four quarters of any financial year of the General Partner, and which, on the effective date hereof, end on March 31, June 30, September 30 and December 31;

(p)                                 “Quarterly Retainer Fee” means the amount, expressed in dollars, representing up to twenty-five (25%) of the Annual Retainer Fee which would, but for the Plan, be payable in cash on the last day of each Payment Period by the General Partner to an Eligible Director, or if, with respect to any Payment Period, an Eligible Director has served as a member of the Board for a number of days that is less than the full Payment Period, the amount, expressed in dollars, which is the product of: (i) the quotient determined by dividing:  (A) the number of days in the particular Payment Period during which the Eligible Director served as a member of the Board, by (B) the aggregate number of days in the particular Payment Period; and (ii) the amount, expressed in dollars, of the quarterly retainer fee which would otherwise have been payable for such Payment Period had the Eligible Director served as a member of the Board for the full Payment Period;

(q)                                 “Reference Date”, with respect to any Payment Period, means the date which shall be used to determine, on a quarterly basis, the Fair Market Value of a Common Unit for purposes of determining the number of Share Units to be credited, for such Payment Period, to a Participant’s account pursuant to Sections 6 and 7 hereof, which date shall be, unless otherwise determined by the Board, the last trading day of such Payment Period on which the Fair Market Value of a Common Unit may be determined;

(r)                                    “Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Partnership to a Participant’s account in accordance with the terms and conditions of the Plan;

(s)                                  “Subsidiary” means any corporation, partnership or joint venture a majority of whose shares or ownership interests normally entitled to vote in electing directors or selecting persons charged with managing the business and affairs of such entity is owned directly or indirectly by the Partnership, the General Partner or its parent, TransCanada Corporation; and

(t)                                    “Termination of Board Service” means the earliest date on which both of the following conditions are met: the Participant (1) has ceased to be an Eligible Director, and (2) is neither an employee of the Partnership, the General Partner or any of their Affiliates nor a member of the board of an Affiliate.  With respect to a Participant who is a U.S. taxpayer, “Termination of Board Service” shall have the same meaning as a “separation from service” under section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

Section 3       Administration of the Plan

Except where otherwise expressly provided herein, the Plan shall be administered by the Board and shall be subject to applicable corporate and securities law and policy requirements.  All expenses of administration of the Plan shall be borne by the General Partner, including the purchase price of and any reasonable brokerage fees relating to the purchase of Common Units under the Plan.

Section 4       Eligibility

The Plan shall apply to all members of the Board who, on or at any time after the effective date of the Plan, and for so long as they continue to serve as members of the Board, are not otherwise employees of the General Partner, TransCanada Corporation or any of their Affiliates and have elected to participate in the Plan (each, an “Eligible Director”).

Section 5       Execution of Agreement

Each Eligible Director shall, as soon as practicable after the effective date of the Plan or after the date on which such Eligible Director is elected or appointed for the first time, enter into an Agreement with the General Partner substantially in the form of the Agreement set out in Appendix A attached hereto.  Such Agreement shall set out certain rights and obligations of the parties thereto with respect to the Share Units which shall, under the Plan, be credited to the account of a Participant and shall remain in full force and effect until all such Share Units shall have been redeemed.

Section 6       Deferral of Annual Retainer Fees and Grants of Additional Share Units

6.1                                                                               Each Eligible Director may choose to have credited to his or her account under the Plan, zero to 100 percent of his or her Annual Retainer Fee (or the portion thereof applicable to service of less than an entire term of approximately one year), in the form of Share Units in lieu of being paid such portion of his or her Annual Retainer Fee (or the portion thereof applicable to service of less than an entire term of approximately one year) in cash.  In order to exercise this option, each such Eligible Director shall notify the Corporate Secretary of the General Partner before the commencement of the first calendar year for which such option is exercised.  Thereafter, such Eligible Director shall remain a Participant in the Plan in respect of his or her Annual Retainer Fee until the election is withdrawn by him or her for a subsequent calendar year.  The Corporate Secretary of the General Partner shall make inquiries on this matter to each Eligible Director in November of each year.

6.2                                                                               The number of Share Units (including fractional Share Units) to be credited on a quarterly basis to the account of an Eligible Director who has exercised his or her option under Section 6.1 hereof with respect to any particular Payment Period, shall be equal to the quotient determined by the following formula:

Quarterly Retainer Fee

Fair Market Value of Common Unit

where:

i.      Quarterly Retainer Fee is all or a portion of the entire amount, expressed in dollars, of the Eligible Director’s Quarterly Retainer Fee which would, but for the Plan, have been paid in cash with respect to such Payment Period; and

ii.     Fair Market Value of Common Unit is the Fair Market Value of a Common Unit on the Reference Date for such Payment Period.

6.3                                                                               The Board may, at any time in satisfaction of fees other than Annual Retainer Fees that may be payable to Eligible Directors in their capacity as members of the Board or otherwise in respect of their service as members of the Board, grant additional Share Units to Eligible Directors who have elected to receive Share Units.  In the case of Eligible Directors who have not served a full term of approximately one year, the Board may grant additional Share Units on a pro rata basis to such Eligible Directors. Share Units granted pursuant to this Section 6.3 shall be credited to the applicable Eligible Director’s account under the Plan as at the date specified by the Board.  Notwithstanding the foregoing, with respect to any Participant who is a U.S. taxpayer, the Board shall exercise this discretion within the time periods required under Section 409A.

6.4                                                                               A Participant who becomes an employee of the General Partner or TransCanada Corporation (other than in his or her capacity as a member of the Board) or a Subsidiary, shall no longer be eligible to have Share Units credited to his or her account under the Plan.  However, Share Units already credited to such person’s account shall remain governed by the Plan and the Agreement.

Section 7       Distribution-like Amounts

A Participant’s account shall, from time to time during the term of the Participant’s Agreement, including the period following Termination of Board Service and until the Entitlement Date referred to in Section 8 hereof (even if the Entitlement Date a Participant elects pursuant to Section 8.1 falls between the record date for a distribution on the Common Units and the related distribution payment date), be credited, effective on each of the payment dates referred to below or on the Entitlement Date, as the case may be, with such number of additional Share Units equal to the quotient determined by the following formula:

(Declared Distributions x Number of Share Units)

Fair Market Value of Common Units

where:

i.      Declared Distributions are one hundred percent (100%) of each distribution declared and paid by the Partnership on its Common Units on a per share basis (excluding stock dividends, but including distributions which may be paid in cash or in shares at the option of the unitholder);

ii.     Number of Share Units are the number of Share Units recorded in the Participant’s account on the record date for the payment of any such distribution; and

iii.    Fair Market Value of Common Units is the Fair Market Value of a Common Unit on the payment date for such distribution, or if such payment date is not a trading date, on the preceding trading date, with fractions computed to four decimal places.

Section 8       Redemption of Share Units

8.1                                                                               Election of Entitlement Date

Participants shall redeem all of their Share Units on the respective Entitlement Dates elected in accordance with the following provisions:

(a)          Payouts to Participants who are not U.S. Taxpayers.  The value of the Share Units credited to the account under the Plan of each Participant who is not a U.S. taxpayer shall be redeemable by the Participant (or where the Participant has died, his Beneficiary) at the Participant’s option (or after the Participant’s death, at the option of his Beneficiary) following the Participant’s Termination of Board Service by providing written notice of redemption to the Corporate Secretary of the General Partner specifying one of the dates specified in Section 8.1(c).  The date so specified shall be the Participant’s “Entitlement Date”.

(b)         Payouts to Participants who are U.S. Taxpayers.  Participants who are U.S. taxpayers shall provide a written election to the Corporate Secretary of the General Partner prior to the end of each year that they are a Participant, fixing a single payout date following Termination of Board Service with respect to Share Units to be earned in the calendar year commencing immediately following the year in which such election is made. Any applicable payout date applicable to Share Units of a Participant under this Section 8.1(b) shall be the Participant’s “Entitlement Date” with respect to those Share Units. For clarity and as an example, a Participant might make an election in 2007 for Share Units that Participant will earn in 2008 and in 2008, may elect a different Entitlement Date for Share Units that Participant will earn in 2009.

(c)          The permitted Entitlement Dates that a Participant elects pursuant to Sections 8.1(a) and (b) above, shall be the end of the first, second, third or fourth calendar quarter following the date of Termination of Board Service.  If no payout date is elected with respect to any Share Units, then the payout dates in respect of such Share Units shall be the end of the first calendar quarter following the date of Termination of Board Service.  In the case of Section 8.1(a) such notice shall be given within 60 days following the date of Termination of Board Service.

8.2                                                                               Adjustments to Entitlement Date

In the event any of the following provisions apply, the Entitlement Date elected by the Participant pursuant to Section 8.1 may be adjusted.  In that case, the term ‘Entitlement Date’ shall mean the adjusted Entitlement Date, adjusted in accordance with this Section 8.2.  Notwithstanding anything in this Section 8.2 to the contrary, with respect to Participants who are U.S. taxpayers, the adjusted Entitlement Date shall not be extended to a date beyond that permitted under Section 409A (and the regulations promulgated thereunder).

(a)           Unavailable Data. In the event that the General Partner is unable, by a Participant’s elected or adjusted Entitlement Date, to compute the final number of Share Units credited to such Participant’s account by reason of the fact that any data required in order to compute the Fair Market Value of a Common Unit has not been made available to the General Partner, then the Entitlement Date shall be the trading day next following the date on which such data is made available to the General Partner.

(b)           Undisclosed Material Information. Without limiting the generality of Section 14, subject to Section 8.5 and notwithstanding any other provision of the Plan, if, in the opinion of the Board, there is a material fact or a material change concerning the business and affairs of the Partnership, its Affiliates or Common Units (where “material fact” and “material change” have the meanings given under applicable securities legislation) that has not been generally disclosed to the public, on the Participant’s Entitlement Date such Participant’s Entitlement Date shall be postponed and no Common Units shall be purchased hereunder on behalf of such

Participant until such time as, in the opinion of the Board, such material fact or material change has been generally disclosed to the public or has ceased to exist.

8.3                                                                               Receipt of Common Units

If no election is made under Section 8.6, the General Partner shall arrange for a Participant, or a Participant’s Beneficiary, as the case may be, to receive Common Units in satisfaction of, and in an number equal to, the number of Share Units recorded in the Participant’s account on the Entitlement Date, subject to any adjustments pursuant to Section 17 hereof and reduced as necessary to reflect any applicable withholding taxes and other source deductions required by law to be withheld or deducted by the General Partner in connection with the redemption of the Participant’s Share Units. Such Common Units shall be purchased in accordance with Sections 8.4 and Section 11 hereof.

8.4                                                                               Purchase of Common Units on Open Market

Prior to 11:00 a.m. on the Entitlement Date, the General Partner shall notify the Broker as to the number of Common Units to be purchased by the Broker on behalf of the Participant on the open market.  As soon as practicable thereafter, the Broker shall purchase, on the open market, the number of Common Units which the General Partner has requested the Broker to purchase and shall notify the Participant and the General Partner of: (a) the aggregate purchase price (“Aggregate Purchase Price”) of the Common Units, (b) the purchase price per Common Unit or, if the Common Units were purchased at different prices, the average purchase price (computed on a weighted average basis) per Common Unit (“Price per Common Unit”), (c) the amount of any related reasonable brokerage commission, and (d) the settlement date for the purchase of the Common Units, which settlement date shall not be later than the date specified in Section 8.5 hereof.  On the settlement date, upon payment of the Aggregate Purchase Price and related reasonable brokerage commissions by the General Partner, the Broker shall deliver to the Participant or to the Participant’s representative, the certificate representing the Common Units.  Any entitlement to fractional Share Units shall be paid in cash based on the Price per Common Unit.

8.5                                                                               Delivery & Payment Date

Notwithstanding any other provision of the Plan, all Common Units to be purchased and delivered and all payments payable to or in respect of a Participant’s Share Units hereunder, shall be delivered or paid in accordance with the Participant’s election of an Entitlement Date pursuant to Section 8.1, but in no event later than December 31 of the calendar year following the year in which the Participant’s Termination of Board Service occurs.

8.6                                                                               Election for Cash in Lieu of Common Units.

The Participant or the Participant’s Beneficiary may elect, by providing written notice to the Corporate Secretary of the General Partner within 60 days of the Participant’s Termination of Board Service, to receive the value of that Participant’s Share Unit entitlement, as of the Entitlement Date, which is determined in accordance with Section 8.1(a) or (b) as applicable, in one lump sum cash payment (rather than receive Common Units) less any applicable withholdings, and the General Partner shall be fully discharged in making such cash payment.  If the Participant or the Participant’s Beneficiary provides the notice contemplated by this Section 8.6, the General Partner shall pay the value of the Share Units credited to the Participant’s account under the Plan, computed as of the Entitlement Date. The lump sum cash payment, for the purpose of this Section 8.6, will be equivalent to the product determined by the following formula:

Share Units X Fair Market Value of a Common Unit

where:

Share Units means the number of Share Units standing to the credit of the Participant on the Entitlement Date; and

Fair Market Value of a Common Unit has the meaning given to it in Section 2(k) hereof.

Section 9       Participant’s Account

The General Partner shall maintain in its books, an account for each Participant which records the number of Share Units standing to the credit of the Participant.  Share Units will be fully vested upon being credited to a Participant’s account and the Participant’s entitlement to payment of Share Units at the termination date shall not thereafter be subject to satisfaction of any requirements as to any minimum period of service as a member of the Board. Upon redemption of the Share Units by way of receipt of Common Units as provided for under Section 8.3 hereof or a cash payment as provided for under Section 8.6 hereof, such Share Units shall be cancelled and the number of Share Units standing to the credit of the Participant shall be reduced to reflect the cancellation of such Share Units. A written confirmation of the balance in the account shall be mailed by the General Partner to the Participant at least annually.

Section 10         Effective Date of the Plan

The effective date of the Plan shall be October 18, 2007.

Amendments to and Suspension or Termination of the Plan

10.1                                                                        The Board may, from time to time, amend, suspend or terminate the Plan in whole or in part; however, any such amendment, suspension or termination shall not adversely affect the rights of any Participant under any Agreement existing at the time of such amendment, suspension or termination without the consent of the affected Participant.

Section 11         Purchases on the Open Market

11.1                                                                        Purchases of Common Units pursuant to the Plan shall be made on the open market by a broker who is independent from the Partnership and who is a member of The National Association of Securities Dealers (the “Broker”).  The Participant who wishes to redeem his or her Share Units under the Plan, shall designate a Broker to purchase Common Units on the open market and any such designation may be changed by the Participant from time to time.  Upon designation of the Broker, or at any time thereafter, the General Partner may elect to provide the designated Broker with a letter agreement to be entered into and executed by the Broker, Participant and General Partner and such letter agreement would set forth, inter alia:

(i)            the Broker’s concurrence to being designated to act for the Participant, to acting for the Participant and dealing with the Participant’s account in accordance with customary trade practice with a view to obtaining the best share price for the Participant, and to delivering to the Participant, or his/her representative or Beneficiary as the case may be, the share certificate for the Common Units purchased, upon payment by the General Partner of the purchase price and related reasonable and customary brokerage commission; and

(ii)           the Partnership’s agreement to notify the Broker of the number of Common Units to be purchased and to pay the purchase price and the related reasonable and customary brokerage commission in connection with the purchase of the Common Units, provided however, that no terms of said letter agreement shall have the effect of making the Broker or deeming the Broker to be an agent of the Partnership, General Partner or an affiliate of (or not independent from) the Partnership for purposes of any applicable corporate, securities or stock exchange requirement.

11.2                                                                        The Share Units, and any related Common Units that may be delivered under the Plan, have not been registered under the U.S. Securities Act of 1933 as of the effective date of the Plan, and the Partnership or General Partner has no obligation to register such units or shares.  The said Common Units may not be offered or sold in the United States unless registered or an exemption from registration is available.

Section 12         Rights of Participants

12.1                                                                        Except as specifically set out in the Plan or an Agreement, no Eligible Director, Participant or other person shall have any claim or right to any Common Units or any other benefit in respect of Share Units granted pursuant to the Plan.

12.2                                                                        Under no circumstances shall Share Units be considered Common Units nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of the Common Units, nor shall any Participant be considered the owner of the Common Units until after the date of the purchase of such Common Units on the open market.

12.3                                                                        Neither the Plan nor any grant thereunder shall be construed as granting a Participant a right to be retained as a director of the General Partner or a claim or right to any future grant of Share Units.

Section 13         Death of Participant

13.1                                                                        Subject to the requirements of applicable laws, a Participant may designate in writing, a person who is a dependant or relation of the Participant as a beneficiary to receive any benefits payable or due to the Participant under the Plan, upon the death of such Participant.  The Participant may, subject to applicable laws, change such designation from time to time.  Such designation or change shall be in such form and executed and filed in such manner as the Board may, from time to time, determine.

13.2                                                                        In the event of a Participant’s death, any and all payments with respect to Share Units then credited to such Participant’s account under the Plan shall become payable to the Participant’s Beneficiary in accordance with Section 8 hereof.

Section 14         Compliance with Applicable Laws

Any obligation of the General Partner with respect to the Common Units pursuant to the terms of the Plan, is subject to compliance with all applicable laws and the rules of any stock exchange on which units of the Partnership are listed.  Should the General Partner determine that it is not feasible to arrange for purchase and delivery of Common Units to the Participant in accordance with Section 8 in satisfaction of Share Units by reason of any such laws, such obligation shall be satisfied by means of an equivalent cash payment, calculated in accordance with the provisions of Section 8.6.  The Participant shall comply with all such laws and furnish the General Partner with any and all information and undertakings as may be required to ensure compliance therewith.

Section 15         Withholding Taxes

The General Partner shall be entitled to deduct any amount of withholding taxes and other withholdings from any amount paid or credited hereunder, which taxes shall reduce the amounts to which the Participant is entitled.

Section 16         Transferability

In no event may the rights or interests of a Participant under the Plan be assigned, encumbered, pledged, transferred or alienated in any way, except to the extent that certain rights may pass to a Beneficiary upon death of a Participant, by will or by the laws of succession and distribution.

Section 17         Alteration of Number of Share Units Subject to the Plan

17.1                        In the event that the Common Units are subdivided or consolidated into a different number of Common Units, or a dividend that is payable in Common Units (rather than in cash or in shares at the option of the shareholder) is declared on the Common Units, the number of Share Units then recorded in the Participant’s account shall be adjusted to equal the number of Common Units which would be held by the Participant immediately after the dividend, subdivision or consolidation, should the Participant have held a number of Common Units equal to the number of Share Units recorded in the Participant’s account on the record date fixed for such dividend, or the effective date of such subdivision or consolidation.

17.2                        In the event that the outstanding Common Units are changed into, or exchanged for a different number or kind of securities of the Partnership or of another entity, whether through an arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, then there shall be substituted for each Common Unit referred to in the Plan, the kind of securities into which each outstanding Common Unit shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of Share Units then recorded in the Participant’s account. Any such adjustment will be reasonably determined by the Board and will be effective and binding for all purposes.

17.3                                                                        In the event there is any distribution to all or substantially all the holders of Common Units of:

(i)            equity interests of any class other than Common Units and other than equity interests distributed as a dividend which may be paid in shares at the option of the shareholder;

(ii)           rights, options or warrants other than rights, options or warrants to subscribe for or purchase Common Units (or securities convertible or exchangeable into Common Units) for a period of not more than 45 days at a price per Common Unit (or having a conversion or exchange price per

Common Unit) of not less than 95% of the current market price of a Common Unit on the record date for such distribution;

(iii)          instruments of indebtedness of the Partnership; or

(iv)          assets (excluding dividends paid in the ordinary course),

then, in each such case, an equitable adjustment shall be made in the number of Share Units then recorded in a Participant’s account, such adjustment will be reasonably determined by the Board and will be effective and binding for all purposes.

17.4                                                                        In the case of any substitution, change or adjustment as provided for in this section, the variation shall generally require that the dollar value of the Share Units then recorded in the Participant’s account prior to such substitution, change or adjustment will be proportionately and appropriately varied so that it be equal to such dollar value after the variation.  The “dollar value” for this purpose means the number of Share Units recorded on the day immediately prior to the date such substitution, change or adjustment is made multiplied by the Fair Market Value of a Common Unit determined on that same day.

17.5                                                                        In the event that, at the time contemplated for the purchase of Common Units under the Plan, there is no public market for the Common Units or for securities substituted therefor as provided by this section, the obligations of the General Partner under the Plan shall be met by a payment in cash in such amount as is reasonably determined by the Board to be fair and equitable in the circumstances.

17.6                                                                        Notwithstanding any other provision of the Plan, in no event shall any amount be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no Share Units will be granted nor will any credit be made to Participant’s account under the Plan to compensate for a downward fluctuation in the price of the Common Units, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

Section 18         Unfunded Plan

Unless otherwise determined by the Board, the Plan shall be unfunded.  To the extent that any person holds any rights by virtue of an election under the Plan, such rights, unless otherwise determined by the Board, shall be no greater than the rights of an unsecured general creditor of the General Partner.

Section 19         Governing Law

The Plan shall be governed by, and interpreted in accordance with, the laws in force in the State of Delaware.

Appendix A

The TC PipeLines GP, Inc.

Share Unit Plan for Non-Employee Directors (2007)

THIS AGREEMENT is made effective this • day of •, 2007,

BETWEEN:

TC PipeLines GP, Inc. a corporation incorporated under the laws of Delaware having its registered office in Wilmington, Delaware (hereinafter called the “General Partner”)

AND

[Name of Participant], residing at

[Address]

[City, State]

(hereinafter called the “Participant”)

PURSUANT TO THE TC PIPELINES GP, INC. SHARE UNIT PLAN FOR NON-EMPLOYEE DIRECTORS (2007) OF THE GENERAL PARTNER AS AMENDED FROM TIME TO TIME (THE “PLAN”) AND FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.                                       This Agreement sets out the terms, conditions and restrictions which, together with the terms, conditions and restrictions set out in the Plan, shall govern the rights and obligations of the parties hereto with respect to all of the Share Units which shall be credited to the Participant’s account under the Plan while the Participant remains an Eligible Director, as well as with respect to the delivery of Common Units to the Participant in compliance with the terms of the Plan; defined terms not otherwise defined herein shall have the same meaning as in the Plan, the text of which as at the date of this Agreement is attached hereto under Schedule A.

2.                                       As set out in Section 11 of the Plan, the Broker shall be designated by the Participant by a written notification to the General Partner under Section 3 hereof.  Any designation shall include the name and address, telephone and fax numbers of the Broker.

3.                                       Any notices to the General Partner under this Agreement shall be sent to the address indicated below, unless notice of change of address is given by the General Partner to the Participant in accordance with this Section 3.  Any notices to the Participant under this

Agreement shall be sent, and delivery of Common Units in respect of Share Units shall be made, to the address indicated below, unless notice of change of address is given by the Participant to the General Partner in accordance with this Section 3.  Any notices under this Agreement or the Plan shall be given by registered mail, facsimile, courier service or personal delivery as follows:

With respect to the General Partner:

450 – 1 Street SW

Calgary, Alberta

T2P 5H1

Attention:  Corporate Secretary

Facsimile number: (403) 920-2460

With respect to the Participant:

Mr./Ms.[Name]

[Address]

[City, State, Zip Code] United States

Facsimile number:  (•) •

4.             In case of any conflict between the text of the Plan and the text of this Agreement, the text of the Plan shall govern.

5.             The General Partner and the Participant hereby agree to comply with terms of the Plan as it may be amended from time to time.  Within 30 days of the date on which any Plan amendment becomes effective, the General Partner shall provide the Participant with an amended copy of the Plan together with a memo outlining the amendments made.  The Participant also agrees to comply with any and all applicable laws and policies of regulatory authorities, to furnish to the General Partner any and all information and undertakings as may be required to permit compliance by the Participant or the General Partner with any such laws and to consent to any revisions of the Plan and this Agreement as may be required to permit compliance by the General Partner with any such laws and policies or as the General Partner determines to be necessary or desirable.

6.             The Participant understands that there may be restrictions on the Participant’s right to sell the Common Units related to any Share Units within the United States and accordingly, agrees not to do so without prior discussion with, and approval by, the General Partner.

7.             This Agreement shall be governed by and interpreted in accordance with the laws in force in the State of Delaware.

8.                                       In connection with the Participant’s execution of this Agreement, the Participant provides the confirmations, which are included in Schedule B hereto, which is incorporated in and forms part of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed these presents as of the day and year first written above.

TC PipeLines GP, Inc.

Per:
[Name of Participant]

Per:
Witness

Schedule B

To

The TC PipeLines GP, Inc.

Share Unit Plan for Non-Employee Directors (2007)

In connection with the Share Units to be credited to the Participant’s account and the Participant’s receipt of Common Units under the Plan, the Participant confirms that:

(1)           The Participant will receive the Share Units and any related Common Units for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof or of any interest therein that would violate the United States Securities Act of 1933 (the “Securities Act”).

(2)           The Participant agrees that the certificates representing any Common Units delivered under the Plan (and, until the transfer agent for the Common Units is otherwise advised by the General Partner, any certificates issued in exchange or substitution for or on registration of transfer of such securities) shall, at the request of the General Partner, on behalf of the Partnership, bear the following legend:

“THE COMMON UNITS EVIDENCED BY THIS UNIT CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”).  ACCORDINGLY, THE UNITS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OR AN EXEMPTION THEREFROM.”

(3)           The Participant has been afforded an opportunity to ask questions and receive answers concerning the terms and condition of the Plan and to obtain such additional information with respect to the Partnership and the Plan as the Participant has requested.

(4)           The Participant is an “accredited investor” as defined in Rule 501(a) under the Securities Act.